EXHIBIT 4.8

THIS INSTRUMENT HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND VARIOUS APPLICABLE STATE SECURITIES LAWS. THIS PROMISSORY NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR ASSIGNED OR A SECURITY INTEREST CREATED THEREIN, UNLESS THE SELLER, TRANSFEREE, ASSIGNEE, PLEDGEE OR HOLDER OF SUCH SECURITY INTEREST COMPLIES WITH ALL STATE AND FEDERAL SECURITIES LAWS (I.E., SUCH SECURITIES ARE REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE THEREUNDER) AND UNLESS THE SELLER, TRANSFEROR, ASSIGNOR, PLEDGOR OR GRANTOR OF SUCH SECURITY INTEREST PROVIDES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE TRANSACTION CONTEMPLATED WOULD NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

TPT GLOBAL TECH, INC.

A Florida Corporation

SECURED

PROMISSORY NOTE

$1,600,000	DATE: November 3, 2017

FOR VALUE RECEIVED, the undersigned, TPT Global Tech, Inc., a Florida corporation (hereinafter "Maker or TPTG"), promises to pay to Blue Collar Productions, Inc. (“Seller” or “Holder”)) at such place as the Holder may designate in writing, the principal sum of ONE MILLION SIX HUNDRED Thousand Dollars ($1,600,000), all or any unpaid portion thereof, due and payable in full with interest calculated at three percent (3%) per annum, within twelve (12) months from the origination date herein.

a)	Incorporated herein is the AMENDMENT #1 TO THE ACQUISTION AND PURCHASE AGREEMENT DATED AS OF FEBRUARY 9, 2018, BUT EFFECTIVE NOVEMBER 3, 2017 BY AND BETWEEN TPT GLOBAL TECH, INC. AND BLUE COLLAR PRODUCTIONS, INC. AND ITS SHAREHOLDERS (both the amendment (“Amendment”) and original agreement known together herein as “the Acquisition Agreement”). The Promissory Note shall be secured by a security interest TPTG shall grant to Seller in the Seller Interest and Blue Collar assets to secure TPTG’s obligations under the Promissory Note and the Agreement (the “TPTG Obligations. TPTG agrees that
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following Closing, Blue Collar shall remain and be operated as a separate, wholly-owned subsidiary of TPTG, with separate revenue, profit and loss responsibilities and allocations and shall be fully owned by TPTG but managed by Seller in accord with the terms of the Agreement.  Further, TPTG shall not transfer or encumber its legal or beneficial interest in Blue Collar (or agree to do so) and shall retain all of the Blue Collar assets (except for sales, transfers and other dispositions made in the ordinary course of business with the approval of Seller) until such time as the TPTG Obligations have been paid in full, fully satisfied, and otherwise fulfilled by TPTG, unless otherwise agreed in writing by the Seller. Further, TPTG shall not make any allocations or profit distributions other than in the ordinary course which shall, if made, be applied against the amount due under the Note. Without limiting the foregoing, in order to protect the Seller, TPTG shall also agree to the covenants set forth in Exhibit C of the Acquisition Agreement.

Until all TPTG obligations under this Promissory Note are paid in full, satisfied and fulfilled, TPTG hereby covenants and agrees that it shall not, without approval of the Seller:

(i)	issue any new Interest in Blue Collar, or agree to do so;

(ii)	make any allocation or distribution of profits or other monies other than to pay down the Promissory Note;

(iii)	dissolve or otherwise terminate the Blue Collar business;

(iv)	transfer any of the Interest being purchased, or agree to do so;

(v)	establish a subsidiary;

(vi)	make any loan or advance to any other entity other than trade receivables incurred in the ordinary course of business;

(vii)	make any loan or advance to any person, including, without limitation, any employee or director of Blue Collar or TPTG or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee option plan approved by the Seller;

(viii)	guarantee, directly or indirectly, any indebtedness except for trade accounts of Blue Collar arising in the ordinary course of business;

(ix)	make any investment through the direct or indirect holding of securities in another entity;

(x)	incur any aggregate indebtedness in excess of Ten Thousand Dollars ($10,000.00) that is not already included in a budget approved by the Seller other than trade credit incurred in the ordinary course of business;
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(xi)	otherwise enter into or be a party to any transaction with any director, officer or employee of TPTG or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act);

(xii)	change the principal business of Blue Collar, enter new lines of business, or exit the current line of business; or

(xiii)	sell, transfer, license, pledge or encumber material assets, technology or intellectual property, other than licenses granted in the ordinary course of business.

In event Maker shall (i) default in the performance of any of the obligations, covenants or agreements legally imposed by the terms of this Promissory Note, or (ii) apply for or consent in writing to the appointment of a receiver, trustee, or liquidator of Maker or (iii) file a voluntary petition in bankruptcy, or admit in writing Maker's inability to pay Maker's debts as they come due, or (iv) make general assignments for the benefit of creditors, or (v) file a petition or answer seeking reorganization or rearrangement with creditors or taking advantage of any insolvency law, or (vi) file an answer admitting the material allegations of a petition filed against Maker in any bankruptcy, reorganization, insolvency or similar proceedings, at the option of the Holder, the whole indebtedness evidenced hereby may be declared due and payable whereupon the entire unpaid principal balance of this Promissory Note shall thereupon at once mature and become due and payable without presentment or demand for payment or notice of the intent to exercise such option or notice of the exercise of such option by the Holder, or notice of any kind, all of which are hereby expressly waived by Maker and may be collected by suit or other legal proceedings.

If all or any part of the amount of this Promissory Note be declared due in accordance with the other provisions hereof, or if any installment herein provided is not paid when due, the principal balance as the case may be, shall bear interest at the lesser of (i) Twelve Percent (12%) per annum, or (ii) the Maximum Rate allowed under applicable law until paid in full or until the Promissory Note is reinstated. Notice of Default shall be given, in writing, to Maker, after five days after occurrence of default. Maker shall have 10 days after written Notice of Default, within which to cure the default plus interest at default rate, legal fees and costs incurred.

Except as otherwise provided herein, the undersigned and all sureties, guarantors and endorsers of this Promissory Note severally waive all notices, demands, presentments for payment, notices of non-payment, notice of intention to accelerate the maturity, notices of acceleration, notices of dishonor, protest and notice of protest, diligence in collecting or bringing suit as to this Promissory Note and as to each, every and all installments hereof and all obligations hereunder and against any party hereto and to the application of any payment on this obligation, or as an offset hereto, and agree to all extensions, renewals, partial payments, substitutions or evidence of indebtedness and the taking, release or substitution of all or any part of the security or the release of any party liable hereon with or without notice before or after maturity.

It is the intention of the parties hereto to comply with the usury laws applicable to this loan if any, accordingly it is agreed that notwithstanding any provision to the contrary in this Promissory

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Note or in any of the documents securing payment hereof no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest is provided for, contracted for, charged for or received, then the provisions of this paragraph shall govern and control and neither the Maker hereof nor any other party liable for the payment hereof shall be obligated to pay the amount of such excess interest. Any such excess interest which may have been collected shall be, at the Holder's option, either applied as a credit against the then unpaid principal amount hereof or refunded to Maker. The effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws as now or hereafter construed. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged for, or received under this Promissory Note which are made for the purposes of determining whether such rate exceeds the maximum lawful rate, shall be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading in equal parts during the full stated term of this Promissory Note, all interest contracted for, charged for or received from the Maker or otherwise by the Note Holder.

In the event this Promissory Note is placed in the hands of an attorney for collection (whether or not suit is filed), or in the event it is collected by suit or through bankruptcy, probate, receivership or other legal proceedings (including foreclosure), the undersigned hereby agrees to pay to the Holder as attorney's fees a reasonable amount in addition to the principal and interest then due hereon, and all other costs of collection.

IN WITNESS WHEREOF, Maker has fully executed this Promissory Note as of the date first above written.

TPT GLOBAL TECH, INC.,

(A Florida Corporation)

By: ____________________________________

Chief Executive Officer

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